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                                                                  EXHIBIT (c)(5)


                 REAFFIRMATION OF AMENDED AND RESTATED GUARANTY
                 ----------------------------------------------

         THIS REAFFIRMATION OF AMENDED AND RESTATED GUARANTY ("Reaffirmation") is made as of the 20th Day of April, 1998, by COOKER RESTAURANT CORPORATION, an Ohio corporation ("Guarantor").

                                    RECITALS:
                                    ---------

         A. Chase Manhattan Bank ("Lender") entered into an arrangement with G. Arthur Seelbinder and Kathleen W. Hammer (collectively, "Borrower") providing for the extensions of credit to Borrower, which arrangement is evidenced by that certain Amended and Restated Grid Time Promissory Note dated January 31, 1997 ("Note").

         B. Pursuant to the terms of the Note, Lender made loans and extensions of credit to Borrower.

         C. In connection with the Note, Guarantor executed that certain Amended and Restate Guaranty ("Guaranty") dated as even date therewith in favor of and for the benefit of Lender.

         D. Borrower has requested that Lender extend, and Lender has agreed to extend, the term of the Note by execution of that certain Amendment to Grid time Promissory Note dated of even date herewith ("Amendment") to extend the maturity date of the Note until January 31, 1999, in accordance with the terms of the Amendment.

         E. As a condition to Lender's willingness to extend the term of the Note, Lender has required the execution of this Reaffirmation.

         NOW THEREFORE, in order to induce Lender to extend the term of the Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Guarantor hereby:

         (1) confirms, ratifies and reaffirms in all respects the Guaranty, and acknowledges that such Guaranty is in full force and effect;

         (2) represents and warrants to Lender that (a) all representations and warranties to Lender in the Guaranty are true and correct on this date, as if made on this date, except to the extent any of them expressly relate to an earlier date; (b) Guarantor is not in default under the Guaranty, and no event has occurred that, with notice or lapse of time or both, would constitute such an event of default; and (c) since the date of the most recent financial statements delivered to Lender, there has not been any material adverse change in Guarantor's financial condition;

         (3) acknowledges that Guarantor's liability under the Guaranty is not affected or diminished in any manner by the terms of the Note, as amended pursuant to the Amendment, or by any other documents executed in connection therewith, and that Guarantor's liability includes, without limitation, Borrower's obligations under and pursuant to the Note, as amended pursuant to the Amendment;

         (4) agrees that, by requesting this Reaffirmation, Lender will not be deemed to have waived any of its rights to enforce the Guaranty upon any subsequent modification of the terms of the extensions of credit or the documents evidencing and securing them, whether or not a similar ratification is executed at the time of such subsequent modification; and
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         (5) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY
RIGHT IT MAY HAVE OR MIGHT ACQUIRE TO TRIAL BY JURY IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION ("ACTION") BASED UPON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THE GUARANTY OR ANY RELATED DOCUMENTS, INSTRUMENTS OR AGREEMENTS (WHETHER ORAL OR WRITTEN AND WHETHER EXPRESS OR IMPLIED AS A RESULT OF A COURSE IN DEALING, A COURSE OF CONDUCT, A STATEMENT, OR OTHER ACTION OF EITHER PARTY); AND THE UNDERSIGNED GUARANTOR SHALL N OT SEEK TO CONSOLIDATE ANY SUCH ACTION (IN WHICH A JURY TRIAL HAS BEEN WAIVED) WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE UNDERSIGNED GUARANTOR ACKNOWLEDGES THAT IT HAS NOT IN ANY WAY AGREED WITH OR REPRESENTED TO LENDER THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THE PROVISIONS IN THIS SECTION ARE A MATERIAL INDUCEMENT TO LENDER'S EXTENDING THE TERM OF THE NOTE. THE PROVISIONS IN THIS SECTION WILL BE BINDING UPON THE HEIRS, SUCCESSORS, ASSIGNS, AND PERSONAL REPRESENTATIVES OF THE UNDERSIGNED GUARANTOR.

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         IN WITNESS WHEREOF, Guarantor has executed this Reaffirmation as of the date first above written.


WITNESSES:                                      "GUARANTOR"


                                                COOKER RESTAURANT
/s/ Glenn W. Cockburn                           CORPORATION, an Ohio Corporation
----------------------------
(Signature)
                                        By:     /s/ Phillip L. Pritchard  (SEAL)
                                                --------------------------------
                                        Name:   Phillip L. Pritchard
                                                --------------------------------
Glenn W. Cockburn                       Title:  President, C.O.O.
-----------------------------                   --------------------------------
(Printed Name)


/s/ M. A. Epperson
----------------------------
(Signature)

M. A. Epperson
----------------------------
(Printed Name)